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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934



         Date of Report (Date of earliest event reported): May 26, 1998



                           Commission File No. 1-4289



                                 GTI CORPORATION
             (Exact name of registrant as specified in its charter)



           DELAWARE                                       05-0278990
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)



      9715 BUSINESS PARK AVENUE                                   92131
        SAN DIEGO, CALIFORNIA                                   (Zip Code)
(Address of principal executive office)




                                 (619) 537-2500
              (Registrant's telephone number, including area code)



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ITEM 5.  OTHER EVENTS

On May 26, 1998, GTI Corporation (the "Company") executed an Agreement and Plan of Merger (the "Agreement") with Technitrol International, Inc. ("Parent," a wholly-owned subsidiary of Technitrol, Inc., NYSE TNL) and Technitrol Acquisition, Inc.] ("Acquisition," a wholly-owned subsidiary of Parent) whereby Acquisition will be merged with and into the Company (the "Merger").

By the terms of the Agreement, holders of the Company's outstanding common stock, including the common stock that will be issued upon conversion of the Company's outstanding preferred stock, will be entitled to receive $3.10 per share, for an aggregate purchase price of approximately $34 million. The Company will become a wholly-owned subsidiary of Parent. Technitrol has guaranteed (the "Guaranty") the obligation of Parent to fund the transaction with respect to the merger consideration and certain other payments. The Company has agreed to pay a break-up fee plus out-of-pocket expenses, totaling $2 million, in case the Company terminates the Agreement in certain circumstances and, within twelve months, enters into a transaction with another party for the sale of the Company. The Company is obligated to pay Technitrol's out-of-pocket fees and expenses, up to a maximum of $750,000, if the merger agreement is terminated in certain other circumstances.

The closing of the Merger is subject to certain conditions, including, among others, approval by the Company's stockholders and expiration of the Hart Scott Rodino waiting period. Telemetrix PLC, a United Kingdom corporation ("Telemetrix"), which directly or indirectly controls approximately 57% of the voting power of GTI, has entered into an agreement with Technitrol pursuant to which Telemetrix has agreed to call a meeting of its shareholders to vote upon the disposition of Telemetrix's shares of GTI capital stock by means of the Merger (the "Disposition"), Telemetrix's directors will, subject to their fiduciary duties, recommend a vote in favor of the Disposition and against any alternative transaction, and, if a majority of the votes of Telemetrix stock cast are voted in favor of the Disposition, Telemetrix will vote its GTI capital stock in favor of the Merger. Approximately 46% of the outstanding shares of Telemetrix capital stock are directly or indirectly owned by three trusts, the trustees of each of which have agreed to vote the Telemetrix stock they so own in favor of the Disposition.

The terms and conditions of the Merger are detailed in the Agreement, a copy of which is attached hereto as Exhibit 10.1. The terms and conditions of the guaranty by Technitrol are contained in the Guaranty, a copy of which is attached hereto as Exhibit 10.2.


ITEM 7.  FINANCIAL STATEMENT, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial Statements of Business Acquired -- Not Applicable
(b)  Pro Forma Financial Information -- Not Applicable

(c)  Exhibits:

     Exhibit 10.1  Agreement and Plan of Merger
     Exhibit 10.2  Guaranty
     Exhibit 10.3 Joint Press Release of Technitrol, Inc. and GTI Corporation released on May 26, 1998.

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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   GTI CORPORATION


June 3, 1998                       /s/ BRUCE C. MYERS
------------                       -------------------------------
Date                               Bruce C. Myers
                                   Vice President of Finance and
                                   Chief Financial Officer






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